Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

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
Fund:    Transamerica Blackrock Global Allocation        Security Description:           Corporate Bond
Issuer:  The Goldman Sachs Group, Inc. (2049-Preferred)  Offering Type:                  US Registered
                                                         (US Registered, Eligible Muni, Eligible Foreign, 144A)
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
                                                                                                             In Compliance
                 REQUIRED INFORMATION                      ANSWER              APPLICABLE RESTRICTION          (Yes/No)
     ---------------------------------------------- --------------------- ---------------------------------- -------------
1.   Offering Date                                       4/21/2014        None                                   N/A

2.   Trade Date                                          4/21/2014        Must be the same as #1                 Yes

3.   Unit Price of Offering                              100.00 USD       None                                   N/A

4.   Price Paid per Unit                                 100.00 USD       Must not exceed #3                     Yes

5.   Years of Issuer's Operations                           > 3           Must be at least three years *         Yes

6.   Underwriting Type                                      Firm          Must be firm                           Yes

7.   Underwriting Spread                                   1.500%         Sub-Adviser determination to be        Yes
                                                                          made

8.   Total Price paid by the Fund                         $327,000        None                                   N/A

9.   Total Size of Offering                            $1,300,000,000     None                                   N/A

10.  Total Price Paid by the Fund plus Total Price      $225,000,000      #10 divided by #9 must not exceed      Yes
     Paid for same securities purchased by the                            25% **
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund              Goldman, Sachs & Co.  Must not include Sub-Adviser           Yes
     purchased (attach a list of all syndicate              Yes           affiliates ***
     members)

12.  If the affiliate was lead or co-lead manager,                        Must be "Yes" or "N/A"                 Yes
     was the instruction listed below given to the
     broker(s) named in #11? ****
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The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                        /s/ Cynthia McCullough
                                        ----------------------------------------
                                        Cynthia McCullough
                                        Associate, Portfolio Compliance
                                        BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.